RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Target Corporation.

3.	Date of Purchase:	January 14, 2008

4.	Underwriters from whom purchased:	Citigroup Global Markets Inc.

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate:	Lehman Brothers

6.	Is a list of the underwriting syndicates members attached?
								Yes X   	No ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and
	exercised such discretion with respect to the purchase:	20,000,000

8.	Aggregate principal amount of offering:	2,250,000,000

9.	Purchase price (net of fees and expenses):	99.318

10.	Date offering commenced:	January 14, 2008

11.	Offering price at close of first day on which any sales were
	made:	99.318

12.	Commission, spread or profit:	0.875%				$_____/share

13.	Have the following conditions been satisfied?			Yes	No

a.	The securities are:
	part of an issue registered under the Securities Act
	of 1933 which is being offered to the public;			X

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering

	(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

b.	(1) The securities were purchased prior to the end of the
	first day on which any sales were made, at a price that is
	not more than the price paid by each other purchaser of
	securities in that offering or in any concurrent offering
	of the securities (except, in the case of an Eligible
	Foreign Offering, for any rights to purchase that are required
	by law to be granted to existing security holders of the
	issuer); OR							X

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates

c.	The underwriting was a firm commitment underwriting		X

d.	The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting similar securities during the same period (see attachment for
	comparison of spread with comparable recent offerings)		X

e.	The issuer of the securities, except for Eligible Municipal
	Securities, and its predecessors, have been in continuous
	operation for not less than three years				X

f.	(1) The amount of the securities, other than those sold in
	an Eligible Rule 144A Offering (see below), purchased by all
	of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has
	investment discretion and exercised such discretion with
	respect to the purchase, did not exceed 25% of the principal
	amount of the offering; OR					X


									Yes	No


	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii) The principal amount of the offering of such class in any concurrent pubic offering?

	g. (1) No affiliated underwriter of the Fund was a direct or
	indirect participant in or beneficiary of the sale; OR		X

	(2) With respect to the purchase of Eligible Municipal
	Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?








h.
Information
	has or will be timely supplied to the appropriate officer of
	the Fund for inclusion on SEC Form NSAR and quarterly reports
	to the Board?							X


	Approved:		Date:





Schedule G
Comparable Form
Target 30y


RULE 10f3  REPORT FORM

Additional Information regarding Item (g) commission or spread comparable recent offerings:


		Comparison # 1		Comparison # 2	Comparison # 3	Comparison # 4
Security	931142CK7		911312AJ5
		WalMart 6.5		UPS 6.2
		8/15/37			1/15/38

Date Offered	8/17/07			1/10/08

Offering Price	99.924			99.487

Spread ($)

Spread (%)	.875			.875

Type of
Security	Senior Note		Senior Note

Rating or
Quality		Aa2/AA			Aa2/AA

Size of
Issue		$2,250,000,000		$1,500,000,000

Total
Capitalization
of Issuer	$192.2B			$70.3B


	Note: Minimum of two comparisons must be completed for each purchase.